TRANSOCEAN INTERNATIONAL LIMITED

LIMITED POWER OF ATTORNEY FOR SEC REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints, effective as of January 7, 2025, each of Brady Long, Daniel RoTrock, Sandro Thoma, Kyle Vento or Pamela Easton acting individually and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1)

prepare, execute, and submit to the U.S. Securities and Exchange Commission (“SEC”), for and on behalf of the undersigned, a Form ID, including, without limitation, amendments thereto, and any other documents necessary or appropriate to obtain and maintain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by such attorney-in-fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation promulgated thereunder;

2)

prepare, execute and submit to the SEC, any national securities exchange on which the securities of the undersigned are listed (each an “Exchange”) or similar authority any and all reports and documents (including, without limitation, any amendments thereto) the undersigned is required to file with the SEC or such Exchange, or which such attorney-in-fact considers advisable to file with the SEC or such Exchange, including, without limitation, under Section 13 or Section 16 of the Exchange Act or any rule or regulation promulgated thereunder, or pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation promulgated thereunder, or otherwise with respect to any security of the undersigned (including, without limitation, Forms 3, 4 and 5, Schedules 13D and 13G, and Forms S-1, S-3, S-4, S-8 and 144 (individually, a “Form” and collectively, “Forms”));

3)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any amendments thereto, and timely file such Forms with the SEC, any Exchange or similar authority; and

4)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the undersigned assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of the Exchange Act or any rule or regulation promulgated thereunder or any provision of the Securities Act or any rule or regulation promulgated thereunder.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to any securities of the undersigned and transactions in such securities unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney on this 27th day of January 2025.

Signed and acknowledged:

TRANSOCEAN INTERNATIONAL LIMITED

/s/ William Flance

William Flance, Director